EXHIBIT 10.29



DATED                                                              JULY 24, 2000
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                         BIOPROGRESS TECHNOLOGY LIMITED

                                       and

                         PETER BLACK HEALTHCARE LIMITED





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                                    GUARANTEE

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THIS GUARANTEE is made on                                                   2000

BETWEEN

(1) BIOPROGRESS TECHNOLOGY LIMITED (registered number 3289265) whose registered office is at Unit 1, Norwood Road, March, Cambridgeshire, PE15 8QD ("the Guarantor"); and

(2) PETER BLACK HEALTHCARE LIMITED (registered number 931141) whose registered office is at Keighley, West Yorkshire BD21 3BB ("the Beneficiary").

1.   INTERPRETATION

     In this Deed:-

1.1 references to persons will be construed so as to include bodies corporate, unincorporated associations and partnerships;

1.2  the headings to the clauses of this Deed will not affect its construction.

2.   GUARANTEE

2.1 Subject to clause 2.3 below, in consideration of the Beneficiary entering into a Prototype Machine Supply Agreement, a Machine Supply Agreement, a Film Supply Agreement and a Patent Licence Agreement with Bioprogress Technology International Inc a corporation organised under the laws of the State of Nevada, United States of America, of Unit 1, Norwood Road, March, Cambridgeshire PE15 8QD, ("the Principal") dated 2000 ("the Agreements"), the Guarantor guarantees to the Beneficiary the due and punctual observance and performance by the Principal of its obligations under the Agreements and promises to pay to the Beneficiary all sums from time to time due and payable (but unpaid) by the Principal under or pursuant to the Agreements or on account of any breach thereof ("the Liabilities").

2.2 This guarantee is a guarantee of the whole of the indebtedness of the Principal to the Beneficiary in respect of the Liabilities, but subject to clause 2.3 below.

2.3 The Guarantor shall not be required to make any payment to the Beneficiary pursuant to clause 2.1 above unless one of the following conditions has been fulfilled:

     2.3.1 the Principal has confirmed to both the Beneficiary and the Guarantor in writing its agreement that the sum in question is due and payable; or

     2.3.2 an Expert (within the meaning of one of the Agreements) has been appointed pursuant thereto and has determined in writing that the sum in question is due and payable; or

     2.3.3 a court or tribunal of competent jurisdiction has determined in writing that the sum in question is due and payable and either there is no right of appeal against such decision or the time for lodging an appeal has expired with no appeal having been made, but if any of

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           the conditions in clauses 2.3.1, 2.3.2 or 2.3.3 has been fulfilled, payment of the sum in question shall be made by the Guarantor no later than the date falling 14 days after whichever is the later of:

     2.3.4 the date of the Beneficiary's demand for such payment; and

     2.3.5 the date of fulfilment of the condition in question.

3.   PRESERVATION OF RIGHTS

3.1 The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Beneficiary may now or hereafter hold in relation to the Liabilities or any of them.

3.2 Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Beneficiary by law shall be discharged, impaired or otherwise affected by:-

     3.2.1 the winding-up, dissolution, administration or reorganisation of the Principal or any change in its status, function, control or ownership;

     3.2.2 any of the Liabilities or any of the obligations of the Principal under any other security relating to the Liabilities being or becoming illegal, invalid, unenforceable or ineffective in any respect;

     3.2.3 time or other indulgence being granted or agreed to be granted to the Principal in respect of the Liabilities or any of them or under any such other security;

     3.2.4 any other act, event or omission which, but for this clause 3.2, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon the Beneficiary by law.

4.   REPRESENTATIONS AND WARRANTIES

     The Guarantor represents and warrants that:-

4.1 it is duly incorporated as a registered company in England and Wales and has power to enter into and perform the Guarantee and has taken all necessary corporate action to authorise the execution, delivery and performance of this Guarantee;

4.2 the execution, delivery and performance of this Guarantee will not contravene any law or regulation to which the Guarantor is subject or any provision of the Guarantor's memorandum and articles of association and all governmental or other consents requisite for such execution, delivery and performance are in full force and effect.

5.   PAYMENTS

     All payments to be made by the Guarantor to the Beneficiary hereunder shall be made without set-off or counterclaim and without any deduction or withholding whatsoever. If the Guarantor is obliged by law to make any deduction or withholding from any such payment, the amount due from the

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     Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Beneficiary receives a net amount equal to the amount the Beneficiary would have received had no such deduction or withholding been required to be made.

6.   CONTINUING SECURITY

     The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Principal in relation to any of the Liabilities and shall continue in full force and effect until final payment in full of all amounts owing by the Principal thereunder and total satisfaction of all the Principal's actual and contingent obligations thereunder.

7.   NOTICES

     Any demand to be made by the Beneficiary hereunder may be made at the principal place of business of the Guarantor for the time being.

8.   GOVERNING LAW

     This Guarantee shall be governed by and construed in accordance with English law and the Guarantor hereby irrevocably submits to the jurisdiction of the English courts.

This Guarantee has been executed and delivered as a deed on the date stated at the beginning of this Deed.

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EXECUTED and DELIVERED as a DEED                                            )
by BIOPROGRESS TECHNOLOGY LIMITED                                           )
acting by                                                                   )

                                            .................................
                                            Director

                                            .................................
                                            Director/Secretary


EXECUTED and DELIVERED as a DEED                                            )
by PETER BLACK HEALTHCARE LIMITED                                           )
acting by                                                                   )

                                            ..................................
                                            Director

                                            ..................................
                                            Director/Secretary